EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Apollo Senior Floating Rate Fund, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Apollo Senior Floating Rate Fund, Inc. for the period ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Apollo Senior Floating Rate Fund, Inc. for the stated period.

/s/ James Vanek	/s/ Kenneth Seifert
James Vanek, President	Kenneth Seifert, Treasurer and Chief
Principal Executive Officer,	Financial Officer
Apollo Senior Floating Rate Fund, Inc.	Principal Financial Officer, Apollo Senior
Floating Rate Fund, Inc.

Date: August 5, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Apollo Senior Floating Rate Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.